                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A
                             AMENDED CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   January 10, 2001
                                                   -----------------------------


                              SOLECTRON CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                      1-11098                  94-2447045
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code        (408) 957-8500
                                                         -----------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




                     SOLECTRON CORPORATION AND SUBSIDIARIES

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

On January 10, 2001, Solectron Corporation (the "Company" or "Solectron") filed a Current Report on Form 8-K to report the completion of its acquisition of NatSteel Electronics Ltd. ("NatSteel"). As of January 5, 2001, the Registrant tendered offers to acquire all of NatSteel's shares and bonds closed with tendered shares of 99 percent of the issued share capital of NatSteel and tendered bonds of 99 percent of outstanding principal amount of bonds.

Pursuant to Item 7 of Form 8-K, Solectron indicated that it would file certain financial information under Item 7 of Form 8-K no later than March 21, 2001. This Amendment is filed to provide the required financial information and to amend the language of section (a) of Item 7.

(a) Financial statements of business acquired.

The required financial information of NatSteel has been included hereto in exhibit 99.1.

(b) Pro forma financial information.

The required pro forma financial information included in this Amended Current Report, Form 8-K/A which gives effect to the acquisition of NatSteel is as follows:


                    Financial Statement Description                     Page
  --------------------------------------------------------------------  ----
  . Unaudited Pro Forma Combined Condensed Consolidated Financial
      Information... ................................................     3
  . Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
      As of November 30, 2000........................................     4
  . Notes to Unaudited Pro Forma Combined Condensed Consolidated
      Balance Sheet..................................................     5
  . Unaudited Pro Forma Combined Condensed Consolidated Statement of
      Income For the Three Months Ended November 30, 2000............     7
  . Unaudited Pro Forma Combined Condensed Consolidated Statement of
      Income For the Year Ended August 31, 2000......................     8
  . Notes to Unaudited Pro Forma Combined Condensed Consolidated
      Statements of Income...........................................     9


(c) Exhibits.

The following exhibits are filed with this Amended Current Report, Form 8-K/A:


   Exhibit
   Number                              Exhibit Description
   -------       ---------------------------------------------------------------
     23.1        Consent of Independent Public Accountants

     99.1        NatSteel Electronics Ltd. audited consolidated financial
                 Statements for the year ended December 31, 2000.

                              SOLECTRON CORPORATION

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

On January 5, 2001, Solectron Corporation ("Solectron") completed its acquisition of NatSteel Electronics, Ltd. ("NatSteel"), by acquiring 99 percent of the issued share capital and the outstanding principal amount of convertible bonds of NatSteel for approximately $2.4 billion in cash (the "Acquisition"). During February 2001, NatSteel became a wholly owned subsidiary of Solectron when Solectron acquired the remaining shares and principal amount of NatSteel's convertible bonds through compulsory acquisition under Singapore law.

The unaudited pro forma combined condensed consolidated balance sheet as of November 30, 2000 gives effect to the Acquisition as if it had occurred on November 30, 2000, combining the historical consolidated balance sheet of Solectron as of November 30, 2000 and the historical consolidated balance sheet of NatSteel as of December 31, 2000.

The unaudited pro forma combined condensed consolidated statements of income for the three months ended November 30, 2000 and the twelve months ended August 31, 2000 gives effect to the Acquisition as if it had occurred on September 1, 1999, combining the historical consolidated statements of income of Solectron for the three months ended November 30, 2000 and the fiscal year ended August 31, 2000, respectively, with the historical consolidated statements of income of NatSteel for the three months ended September 30, 2000 and the twelve months ended June 30, 2000, respectively.

This pro forma financial information should be read in conjunction with the historical consolidated financial statements of Solectron and NatSteel and the respective notes.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the Acquisition, Solectron may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. The assessment of integration related expenses is ongoing.

The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the Acquisition, to be accounted for using the purchase method of accounting. This financial information reflects certain assumptions and estimates deemed probable by management regarding the Acquisition. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. The total estimated purchase cost of the Acquisition has been allocated, on a preliminary basis, to assets and liabilities based on an independent appraisal of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma combined condensed consolidated financial information are subject to change pending a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed. Solectron does not expect the impact of these changes to be material.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                  (In millions)


                                                       Historical                                  Pro Forma
                                           ------------------------------------   ------------------------------------------
                                               Solectron            NatSteel             Adjustments
                                                 As of               As of        ------------------------
                                             Nov. 30, 2000       Dec. 31, 2000         Amount         Ref.      Combined
                                           ----------------    ----------------   ----------------   -----  ----------------
 ASSETS
 Current assets:
    Cash and cash equivalents              $        3,745.7    $           55.4   $       (2,444.8)    (a)    $         1,356.3
    Short-term investments                            773.0                   -                  -                        773.0
    Accounts receivable, net                        2,687.8               357.3                  -                      3,045.1
    Inventories                                     4,584.0               396.7                  -                      4,980.7
    Prepaid expenses and
       other current assets                           275.3                34.3                  -                        309.6
                                           ----------------    ----------------   ----------------             ----------------
      Total current assets                         12,065.8               843.7           (2,444.8)                    10,464.7
    Long-term investments                                 -                 7.2                  -                          7.2
    Investment in equity affiliates                       -                32.4                7.6     (b)                 40.0
    Net property plant and equipment                1,240.3               290.2              (18.4)    (c)              1,512.1
    Goodwill, net                                      37.8               124.3            1,792.8     (d)              1,956.3
                                                                                               1.4     (e)
    Other assets                                      682.6                20.2               27.4 (f),(g),(e)            730.2
                                           ----------------    ----------------   ----------------             ----------------
    Total assets                           $       14,026.5    $        1,318.0   $         (634.0)            $       14,710.5
                                           ================    ================   ================              ================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Short-term debt                        $          118.5    $          251.5         $        -             $          370.0
    Accounts payable and
        accrued liabilities                         3,346.6               429.1               (9.9)    (e)              3,765.8
    Other current liabilities                         475.1                   -                  -                        475.1
                                           ----------------    ----------------   ----------------             ----------------
      Total current liabilities                     3,940.2               680.6               (9.9)                     4,610.9
    Long-term debt                                  4,893.9               113.2             (113.2)    (e)              4,893.9
    Other long-term liabilities                        41.1                 0.6                  -                         41.7
    Minority interest                                     -                12.7                  -                         12.7
                                           ----------------    ----------------   ----------------             ----------------
       Total liabilities                            8,875.2               807.1             (123.1)                     9,559.2

    Commitments


 Stockholders' equity:
    Common stock                                        0.6                33.6              (33.6)    (h)                  0.6
    Additional paid-in capital                      3,469.2               445.8             (445.8)    (h)              3,469.2
    Retained earnings                               1,845.7                31.5              (31.5)    (h)              1,845.7
    Accumulated other
          comprehensive income                       (164.2)                  -                  -     (h)               (164.2)
                                           ----------------    ----------------   ----------------             ----------------
       Total stockholders' equity                   5,151.3               510.9             (510.9)                     5,151.3
                                           ----------------    ----------------   ----------------             ----------------
 Total liabilities and
     stockholders' equity                  $       14,026.5    $        1,318.0   $         (634.0)            $       14,710.5
                                           ================    ================   ================             ================


                            See accompanying Notes to
       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (In millions)

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on November 30, 2000, combining the historical consolidated balance sheet of Solectron as of November 30, 2000 and the historical consolidated balance sheet of NatSteel as of December 31, 2000.

Under purchase accounting, the total purchase price will be allocated to NatSteel's assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the consummation of the Acquisition. The total purchase price is expected to be allocated to tangible assets and liabilities, and intangible assets, including goodwill and workforce in place. The goodwill and workforce in place are expected to be amortized over 10.0 and
3.0 years, respectively.

The calculation and preliminary allocation of the purchase price to the net assets acquired is presented below.



CALCULATION OF THE PURCHASE PRICE:

         Cash paid for NatSteel issued share capital .................      $2,322.4
                                                                            --------
           Total purchase price ......................................      $2,322.4
                                                                            ========

ALLOCATION OF THE PURCHASE PRICE:

     Assets:
         Carrying value of NatSteel's historical assets ..............      $1,318.0
         Write-up of investment in equity affiliates .................           7.6
         Net write-down of property and equipment, net ...............         (18.4)
         Net write-up of goodwill ....................................       1,792.8
         Net write-up of other assets ................................          29.5

     Liabilities and Stockholders' Equity:
         Carrying value of NatSteel's historical liabilities .........        (807.1)
                                                                            --------
            Total purchase price .....................................      $2,322.4
                                                                            ========


NatSteel's remaining assets and liabilities have not been adjusted because Solectron assumes their cost approximates fair value in all material respects.

The actual allocation of the purchase price will depend upon the composition of NatSteel's net assets on the closing date and Solectron's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated balance sheet:

(a) Represents the cash paid for NatSteel's issued share capital and convertible bonds of $2,322.4 and $122.4 (see note (e)), respectively.

(b) Represents the estimated fair value of the investment in equity affiliates acquired in excess of the historical book value of such investment in equity affiliates.

(c) Represents the historical book value of the property and equipment acquired in excess of the estimated fair value of such property and equipment.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    CONSOLIDATED BALANCE SHEET -- (Continued)
                                  (In millions)


NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

(d) Represents the allocation of the excess of the total consideration over the net assets acquired to goodwill.

(e) Represents the elimination of the carrying value in the amount of $113.2, accrued interest of $9.9, unamortized debt issuance costs of $2.1 and the related increase in goodwill of $1.4 resulting from the acquisition of the convertible long-term debt.

(f) Represents the allocation of the estimated fair value amounting to $15.6 of the workforce in place acquired to other assets.

(g) Represents the adjustment of $13.9 to deferred income tax assets resulting from differences in the book and tax bases of the assets of NatSteel arising from the Acquisition.

(h) Represents the elimination of NatSteel's historical equity.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (In millions, except per share data)


                                       Historical
                              ----------------------------                     Pro Forma
                                 Solectron      NatSteel    -----------------------------------------------------------
                               Three Months   Three Months        Adjustments        Other Adjustments
                                  Ended          Ended      ----------------------   -------------------
                              Nov. 30, 2000  Sep. 30, 2000     Amount       Ref.       Amount       Ref.      Combined
                              -------------  -------------  -----------  ---------   ------------  -----    -----------
 Net sales                    $     5,695.5  $       814.1  $         -              $          -           $   6,509.6
 Cost of Sales                      5,210.8          769.7            -                         -               5,980.5
                              -------------  -------------  -----------              ------------           -----------
 Gross Profit                         484.7           44.4            -                         -                 529.1
 Operating expenses:
    Selling, general and
       administrative                 190.3           40.9         46.0  (i)                  0.1  (o)            277.6
                                                                    0.6  (j)
                                                                   (0.3) (k)
    Research and development           18.0            1.9            -                         -                  19.9
                              -------------  -------------  -----------              ------------           -----------
       Operating income               276.4            1.6        (46.3)                     (0.1)                231.6
 Equity in income of
     equity affiliates                    -            1.1            -                         -                   1.1
 Interest income                       36.6            0.4            -                         -                  37.0
 Interest expense                     (32.7)          (9.2)         4.4  (k)                (11.3) (o)            (48.8)
 Other income                             -            0.9            -                         -                   0.9
                              -------------  -------------  -----------              ------------           -----------
 Income before income taxes           280.3           (5.2)       (41.9)                    (11.4)                221.8
 Income tax expense                    89.7           (4.6)         1.1  (l)                 (4.2) (p)             82.0
                              -------------  -------------  -----------              ------------           -----------
 Income before minority
     interests                        190.6           (0.6)       (43.0)                     (7.2)                139.8
 Minority interests                       -           (1.4)           -                         -                  (1.4)
                              -------------  -------------  -----------              ------------           -----------
 Net income                   $       190.6           (2.0) $     (43.0)             $       (7.2)          $     138.4
                              =============  =============  ===========              ============           ===========

 Basic net income per share   $        0.31                                                                 $      0.22
                              =============                                                                 ===========
 Diluted net income per share $        0.29                                                                 $      0.21
                              =============                                                                 ===========

 Shares used to compute net
  income per share:
    Basic                            610.3                                                   31.1 (m)             641.4
                              ============                                           ============           ===========
    Diluted                          709.1                                                 (47.2) (m)(n)          661.9
                              ============                                           ============           ===========


                            See accompanying Notes to
    Unaudited Pro Forma Combined Condensed Consolidated Statements of Income.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

     UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (In millions, except per share data)


                                                 Historical
                                        -------------------------------                        Pro Forma
                                          Solectron          NatSteel      -------------------------------------------------------
                                             Year         Twelve Months           Adjustments        Other Adjustments
                                            Ended            Ended         ------------------------  -----------------
                                        Aug. 31, 2000     June 30, 2000      Amount          Ref.      Amount     Ref.   Combined
                                        -------------    --------------    -----------   -----------  ---------  ------ -----------
 Net sales                              $    14,137.5    $      2,121.3    $         -                $       -         $  16,258.8
 Cost of Sales                               12,862.2           1,998.3              -                        -            14,860.5
                                        -------------    --------------    -----------                ---------         -----------
 Gross Profit                                 1,275.3             123.0              -                        -             1,398.3
 Operating expenses:
    Selling, general and administrative         472.4              50.8          194.9   (i)                0.7   (o)         719.4
                                                                                   1.9   (j)
                                                                                  (1.3)  (k)
    Research and development                     60.8              12.1              -                        -                72.9
    Acquisition and restructuring costs          37.9                 -              -                        -                37.9
                                        -------------    --------------    -----------                ---------         -----------
       Operating income                         704.2              60.1         (195.5)                    (0.7)              568.1
 Equity in income of
    equity affiliates                               -               1.0              -                        -                 1.0
 Interest income                                106.9               4.0              -                        -               110.9
 Interest expense                               (71.6)            (21.0)          13.1   (k)              (49.9)  (o)        (129.4)
 Other income (expense)                             -               0.1                                                         0.1
                                        -------------    --------------    -----------                ---------         -----------
 Income before income taxes                     739.5              44.2         (182.4)                   (50.6)              550.7
 Income tax expense                             238.8               3.5            4.3   (l)              (18.7)  (p)         227.9
                                        -------------    --------------    -----------                ---------         -----------
 Income before minority interests
      and cumulative effect of
      change in accounting  principle           500.7              40.7         (186.7)                   (31.9)              322.8
 Minority interests                                 -              (1.8)             -                        -                (1.8)
                                        -------------    --------------    -----------                ---------         -----------
 Net income before cumulative effect
     of change  in accounting principle         500.7              38.9         (186.7)                   (31.9)              321.0
 Cumulative effect of change in
      accounting principle                       (3.5)                -              -                        -                (3.5)
                                        -------------    --------------    -----------                ---------         -----------
 Net income                             $       497.2   $          38.9    $    (186.7)               $   (31.9)        $     317.5
                                        =============    ==============    ===========                =========         ===========


 Basic net income per share:
    Income before cumulative effect     $        0.84                                                                   $     0.51
    Cumulative effect                          (0.01)                                                                        (0.01)
                                        -------------                                                                   -----------
    Net income                          $        0.83                                                                   $      0.50
                                        =============                                                                   ===========

 Diluted net income per share:
    Income before cumulative effect     $        0.80                                                                   $      0.49
    Cumulative effect                               -                                                                         (0.01)
                                        -------------                                                                   -----------
    Net income                          $        0.80                                                                   $      0.48
                                        =============                                                                   ===========


 Shares used to compute
    net income per share:
    Basic                                       599.4                                                      35.0   (m)         634.4
                                        =============                                                 =========         ===========
    Diluted                                     623.5                                                      35.0   (m)         658.5
                                        =============                                                 =========         ===========


                            See accompanying Notes to
    Unaudited Pro Forma Combined Condensed Consolidated Statements of Income.

                     SOLECTRON CORPORATION AND SUBSIDIARIES

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME


NOTE 2. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

The unaudited pro forma combined condensed consolidated statements of income for the three months ended November 30, 2000 and for the year ended August 31, 2000 gives effect to the Acquisition had it occurred at the beginning of the fiscal year ended August 31,2000. The following pro forma and other pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated statements of income:

PRO FORMA ADJUSTMENTS:

(i) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by NatSteel in general and administrative expenses and to record the amortization of goodwill and intangible assets resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and the acquired workforce in place will be amortized on a straight-line basis over the following estimated lives:


               Goodwill........................  10.0 years
               Workforce in place..............   3.0 years


(j) Represents an adjustment to depreciation expense resulting from the step-down in the value of the property and equipment acquired.

(k) Represents the elimination of NatSteel's interest expense and amortization of capitalized debt issuance costs resulting from the purchase of its convertible bonds by Solectron as a part of the Acquisition.

(l) Represents the tax effects of the pro forma adjustments.


OTHER PRO FORMA ADJUSTMENTS:

The following adjustments represent the financings that occurred during November, 2000 to fund the Acquisition.

(m) To reflect the increase in the weighted average shares due to the issuance of additional shares of Solectron's common stock during November, 2000 for the Acquisition.

(n) To reflect the decrease in the number of shares used to calculate the dilutive net income per share as the effects of the LYON notes issued see note (o)) prior to the Acquisition were anti-dilutive.

(o) Represents a net increase in interest expense and amortization of capitalized debt issuance costs resulting from the Liquid Yield Option Notes (LYONs) issued by Solectron in November 2000.

(p) Represents the tax effects of the other pro forma adjustments.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             SOLECTRON CORPORATION
                              (Registrant)

Date:  March 20, 2001        By: /s/ Susan S. Wang
                                 -------------------------------------------
                                 Susan S. Wang
                                 Senior Vice President,
                                 Chief Financial Officer and Secretary
                                 (Principal Financial and Accounting Officer)

EXHIBITS


Exhibit
 Number                               Exhibit Description
--------        ----------------------------------------------------------------
 23.1           Consent of Independent Public Accountants

 99.1 NatSteel Electronics Ltd. audited consolidated financial statements for the year ended December 31, 2000.